AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 9th day of August, 2011, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series listed on Exhibit Q attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and to amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit Q to the Agreement is hereby superseded and replaced with Exhibit Q attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED           U.S. BANCORP FUND SERVICES, LLC
PORTFOLIOS

By: /s/ Eric Falkeis                                                               By: Michael R. McVoy

Name: Eric Falkeis                                                                Name:Michael R. McVoy

Title:  President                                                                    Title: Executive Vice President

Exhibit Q
to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series
Winslow Green Growth Fund

Brown Advisory Growth Equity Fund
Brown Advisory Value Equity Fund
Brown Advisory Flexible Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Cardinal Small Companies Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Opportunity Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Tactical Bond Fund

WINSLOW AND BROWN FUNDS – Fees at September 1, 2011 through August 31, 2014

Fund Administration, Fund Accounting, Transfer Agent Services
Annual Fees for the Brown Advisory Funds Complex
7.5 basis points on the first $750 million in assets
5.5 basis points on the next $750 million in assets
4.5 basis points on the next $2 billion
2.5 basis points on the next $3 billion
2.0 basis points on all assets over $6.5 billion
Subject to a minimum of $90,000 per fund per year determined and applied in aggregate across all funds (up to a maximum of 2 classes per fund, or 3 classes for the Brown advisory Small-Cap Growth Fund)

Domestic Custody Services
0.4 basis point (4/10 of 1 basis point) on all assets, plus transaction fees

Portfolio Transaction Fees (buy or sell):

$4.00 per book entry DTC transaction/Federal Reserve transaction/principal paydown
$6.00 per short sale
$7.00 per U.S. Bank repurchase agreement transaction
$8.00 per option/future contract written, exercised or expired
$15.00 per mutual fund trade/Fed wire/margin variation Fed wire
$25.00 per physical security transaction
$150.00 per segregated account per year

Overdrafts – charged to the account at prime interest rate plus 2.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting, electronic board communications, E-statements/compliance services, 22c-2 tracking.

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Agreement

Additional Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, Audit. legal, insurance, print/mail, postage, stationery, envelopes, 15c reporting, programming, service/data conversion, record retention, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, travel to required board meeting.

Pricing, corporate actions, and factor services (these fees are considered Out-of-pocket expenses):
•	$.10 Domestic, Canadian Equities and all options
•	$.50 Corp/Gov/Agency Bonds
•	$.80 CMO's
•	$.50 International Equities and Bonds
•	$.80 Municipal Bonds
•	$.80 Money Market Instruments
•	$125 /fund/month - Mutual Fund Pricing
•	$2.00 /foreign equity Security/Month Corporate Actions
•	$125 /month Manual Security Pricing (>10/day)
•	Factor Services (BondBuyer)
•	$1.50 /CMO/month
•	$.25 /Mortgage Backed/month

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Agreement GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at September 1, 2011 through August 31, 2014
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	15.00	$40	Latvia	Bonds	25.00	$90
Australia	All	2.00	$30	Lebanon	All	25.00	$90
Austria	All	3.50	$35	Lithuania	All	20.00	$50
Bahrain	All	50.00	$140	Luxembourg	All	4.00	$25
Bangladesh	All	40.00	$150	Malaysia	All	6.00	$80
Belgium	All	2.50	$45	Mali*	All	40.00	$155
Benin*	All	40.00	$155	Malta	All	22.00	$75
Bermuda	All	15.00	$60	Mauritius	All	30.00	$100
Botswana	All	25.00	$50	Mexico	All	3.00	$20
Brazil	All	15.00	$35	Morocco	All	35.00	$100
Bulgaria	All	40.00	$80	Namibia	All	30.00	$50
Burkina Faso*	All	40.00	$155	Netherlands	All	3.00	$25
Canada	All	1.25	$12	New Zealand	All	3.00	$40
Cayman Islands*	All	1.00	$10	Niger*	All	40.00	$155
Channel Islands*	All	1.50	$25	Nigeria	All	30.0	$50
Chile	All	20.00	$60	Norway	All	3.00	$45
China“A” Shares	All	15.00	$65	Oman	All	50.00	$140
China“B” Shares	All	15.00	$65	Pakistan	All	30.00	$100
Columbia	All	40.00	$100	Peru	All	45.00	$105
Costa Rica	All	15.00	$60	Philippines	All	8.00	$75
Croatia	All	35.00	$65	Poland	All	25.00	$50
Cyprus*	All	15.00	$45	Portugal	All	15.00	$85
Czech Republic	All	20.00	$50	Qatar	All	45.00	$140
Denmark	All	3.00	$50	Romania	All	35.00	$100
Ecuador	All	35.00	$65	Russia	Equities/Bonds	30.00	$200
Egypt	All	40.00	$100	Russia	MINFIN	15.00	$50
Estonia	All	7.00	$25	Senegal*	All	40.00	$155
Euromarkets(3)	All	1.50	$10	Singapore	All	3.00	$40
Finland	All	5.00	$45	Slovak Republic	All	25.00	$110
France	All	2.50	$45	Slovenia	All	25.00	$110
Germany	All	1.00	$30	South Africa	All	3.00	$15
Ghana	All	25.00	$50	South Korea	All	10.00	$20
Greece	All	20.00	$105	Spain	All	3.00	$50
Guinea Bissau*	All	50.00	$155	Sri Lanka	All	15.00	$60
Hong Kong	All	6.00	$60	Swaziland	All	30.00	$50
Hungary	All	35.00	$135	Sweden	All	2.00	$45
Iceland	All	15.00	$60	Switzerland	All	2.00	$50
India	All	10.00	$105	Taiwan	All	20.00	$100
Indonesia	All	12.00	$100	Thailand	All	6.00	$45
Ireland	Equities	3.00	$30	Togo*	All	40.00	$155
Ireland	Gov’t Bonds	1.50	$10	Trinidad & Tobago*	All	30.00	$65
Israel	All	15.00	$45	Tunisia	All	40.00	$45
Italy	All	3.00	$50	Turkey	All	15.00	$15
Ivory Coast	All	40.00	$155	UAE	All	45.00	$130
Jamaica*	All	35.00	$50	United Kingdom	All	1.50	$10
Japan	All	1.50	$15	Ukraine	All	30.00	$45
Jordan	All	40.00	$125	Uruguay	All	50.00	$65
Kazakhstan	All	60.00	$150	Venezuela	All	40.00	$125
Kenya	All	30.00	$50	Vietnam*	All	40.00	$130
Latvia	Equities	15.00	$75	Zambia	All	30.00	$50
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets
▪	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.
▪	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

−	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Agreement

INTERNET SERVICES ANNUAL FEE SCHEDULE at September 1, 2011 through August 31, 2014

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only
• Inquiry - $.05 per event
• Per broker ID - $5.00 per month per ID
Transaction Processing
• Implementation - $5,000 per management company
• Transaction – purchase, redeem, exchange, literature order - $.25 per event
• New Account Set-up – may contain multiple fund/accounts - $3.00 per event
• Monthly Minimum Charge - $500.00 per month

FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Select “Hybrid” (Fund Groups under 50,000 open accounts) – Standard Web services
    • Implementation - $12,000 per fund group – includes up to 10 hours of technical/BSA support
    • Annual Base Fee - $18,000 per year (annual base fee increases to $36,000 per year when the fund group exceeds 50,000 open accounts)
2. Customization - $165.00 per hour
3. Activity (Session) Fees:
    • Inquiry - $.15 per event
    • Account Maintenance - $.25 per event
    • Transaction – financial transactions, reorder statements, etc. - $.50 per event
    • New Account Set-up - $3.00 per event (Typically not available with FAN Web Select, but Winslow Green Growth and Brown Advisory Funds are using a Hybrid of FAN Web
               Select.)

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

Base Fee – file generation and delivery - $6,000 per year
Per Record Charge
   • Rep/Branch/ID - $.018
    • Dealer - $.012
    • Price Files - $.0175

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Agreement
INFORMA ELECTRONIC SHAREHOLDER STATEMENT SERVICES FEE SCHEDULE at September 1, 2011 through August 31, 2014

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪ Document Loading, Storage, and Access - $0.08 /statement
▪ Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
▪ Development & Implementation of Electronic Confirm Statements - $26,000 initial setup fee
Note: Quarterly minimum fee of $500.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪ Document Loading, Storage, and Access - $0.08 /statement
▪ Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
▪ Development & Implementation of Electronic Investor Statements - $1750 ($7,500 is the std. initial setup fee)

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪ Document Loading, Storage, and Access - $0.08 /statement
▪ Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
▪ Development & Implementation of Electronic Tax Statements - $1750 ($5,000 is the std initial setup fee)

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪ Document Loading, Storage, and Access
▪ Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
▪ Development & Implementation of Electronic Compliance Documents - $6,000 initial setup fee
Note: Annual compliance minimum fee of $6,000.

FAN Web Transaction Fees
▪ View Consent Enrollment - $0.03 /transaction
▪ Consent Enrollment - $0.13 /transaction
▪ View Statements - $0.03 /view

Notes:
All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪ Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.
▪ Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
▪ Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST
   OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document setup fees will be determined upon requirements gathering and defining project scope.
▪ Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
▪ Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $187.50 per hour.

Exhibit Q (continued) to the Professionally Managed Portfolios Fund Administration Servicing Agreement

CHIEF COMPLIANCE OFFICER SERVICES ANNUAL FEE SCHEDULE at September 1, 2011 through August 31, 2014

Chief Compliance Officer Services

U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison for All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)
• $8,000 per fund through December 31, 2012
• $9,000 per fund effective January 1, 2013
• $3,500 / sub-advisor per fund

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the 6 (six) fee pages on this Exhibit Q.

Brown Investment Advisory Incorporated

By:_______________________________

Name:____________________________

Title:_____________________________         Date:____________________________